THOMAS J. HARRIS

CERTIFIED PUBLIC ACCOUNTANT

3901 STONE WAY N., SUITE 202

SEATTLE, WA  98103

206.547.6050

February 11, 2014

U.S. Securities and Exchange Commission

100 F Street, NE

Washington, D.C.  20549-7561

Re: Globalink

SEC File No. 333-133961

On February 3, 2014 my appointment as auditor for Globalink, Ltd. ceased. I have read Globalink, Ltd.’s statements included under Item 4.01 of its Form 8-K dated February 11, 2014 and agree with such statements, insofar as they apply to me.

Very truly yours,

____________________

Certified Public Accountant